Mobility Global Inc.
Executive Severance Plan
1.Purpose
Mobility Global Inc. (the “Company”) has adopted this Mobility Global Inc. Executive
Severance Plan (the “Plan”), for the purpose of providing a uniform standard for determining severance benefits for certain executives and other key employees of the Company and its
Subsidiaries who incur certain terminations of employment.  An employee who receives severance payments or benefits under this Plan will not be entitled to participate in any other severance plan sponsored or maintained by the Company or any Subsidiary. The provisions of the Plan hereby replace and supersede any existing clause(s) providing for termination or severance payments or benefits in any separate agreement between the Company or any
Subsidiary and a Participant or any other applicable plan or arrangement, except to the extent otherwise set forth in the employee’s Participation Agreement (as defined below). This Plan shall be effective as of July 1, 2026.  This document constitutes both the Plan document and the summary plan description required under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
2.Definitions
Certain capitalized terms used in this Plan shall have the meanings given in this Section 2.
(a)“Board” means the Board of Directors of the Company.
(b)“Cause” means the Participant’s (i) (x) willful misconduct in the performance of the Participant’s duties to the Company or any of its Subsidiaries or (y) engaging in any other misconduct that results or could reasonably be expected to result in financial, reputational or other harm to the Company or its Subsidiaries; (ii) breach of any employment or service agreement between the Participant and the Company or any of its Subsidiaries; (iii)
breach of any restrictive covenant agreement between the Participant and the Company or any of its Subsidiaries; (iv) gross negligence; (v) material violation of any policy, rule, procedure or guideline of the Company or its Subsidiaries; (vi) conviction of, or plea of guilty or nolo contendere to, (x) a felony or (y) a misdemeanor involving moral turpitude or fraud; or (vii)
commission of an act of fraud, embezzlement or misappropriation against the Company or its
Subsidiaries.  The Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding subsections (ii), (iv) and (v), to the extent capable of cure during such 10-day period.
(c)“Change in Control” has the meaning set forth in the Company’s 2026 Long
Term Incentive Plan, as amended or restated from time to time.
(d)“Committee” means the Nominating and Compensation Committee of the
Board.
(e)“Company Group” means the Company together with each Subsidiary.

(f)“Disability” means disability as defined under the Company’s long-term disability plan applicable to a Participant, or if no such plan applies, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.
(g)“Good Reason” means the occurrence of any of the following without the
Participant’s consent: (i) a reduction in annual base compensation or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities, or (iii) the transfer of the Participant to a principal business location that increases by more than 35 miles the distance between the Participant’s principal business location and place of residence
(provided that if, in such circumstance, the Participant is allowed to work remotely, Good
Reason shall not exist); provided, however, that an event shall not constitute “Good Reason”
unless (i) within 90 days of the initial existence of an event, the Participant provides the
Company with written notice of such event setting forth a description of the circumstances constituting Good Reason, (ii) the Company fails to cure such event within the 30 day period following the Company’s receipt of such written notice and (iii) the Participant actually resigns within 30 days following the termination of such cure period.
(h)“Plan Administrator” means the Committee, or such other individual or committee as determined by the Committee from time to time.
(i)“Qualifying Termination” means a Participant’s employment is terminated (i)
by the Company or a Subsidiary without Cause or (ii) by the Participant for Good Reason.
(j)“Qualifying Non-CIC Termination” means a Qualifying Termination that is not a Qualifying CIC Termination.
(k)“Qualifying CIC Termination” means a Qualifying Termination that occurs within six months immediately prior to a Change in Control or within 24 months immediately following a Change in Control.  To the extent that a Qualifying Termination occurs prior to a
Change in Control, the Qualifying Termination initially will be deemed a Qualifying Non-
CIC termination; provided that if a Change in Control occurs within six months following such Qualifying Termination, upon the occurrence of a Change in Control, the Qualifying
Termination will retroactively be deemed a Qualifying CIC Termination.
(l)“Severance Benefits” shall mean the severance payments and benefits provided under this Plan, and shall consist of either the CIC Severance Benefits or the Non-
CIC Severance Benefits (each as defined below), as applicable.
(m)“Subsidiary” means an entity that, directly or indirectly, is controlled by the
Company.
(n)“Termination Date” means the date on which the Participant’s employment with the Company or any Subsidiary is terminated.

(o)“Tier” means each of Tier I, Tier II and Tier III.
3.Eligibility
Employees will be eligible to receive severance benefits under this Plan (each such eligible employee, a “Participant”) if they are selected by the Plan Administrator to participate in the
Plan and have signed and delivered to the Company, within the time set by the Company, a participation agreement (the “Participation Agreement”) in substantially the form attached hereto as Exhibit B.  A Participant’s Participation Agreement will specify such Participant’s
Tier. A Participant will be eligible for Severance Benefits if the Participant experiences a
Qualifying Termination.  For the avoidance of doubt, a Participant will not experience a
Qualifying Termination if the Participant incurs a termination of employment:
(a)by the Company or a Subsidiary for Cause;
(b)by the Company or a Subsidiary due to Disability;
(c)due to the Participant’s death;
(d)due to the Participant’s voluntary retirement or voluntary resignation without Good
Reason;
(e)upon or in connection with the Participant’s acceptance of employment with any
Subsidiary or affiliate of the Company or a Subsidiary, other than the entity that currently employs the Participant; or
(f)due to the sale of any member of the Company Group or any business unit, facility, division or subsidiary thereof, to the extent the Participant continues to be employed by or is offered substantially equivalent employment with the purchaser or any of its affiliates or successor to the business of the Company or any Subsidiary (except to the extent that any changes in the Participant’s terms of employment would constitute
Good Reason).
If a Participant conveys to the Company or a Subsidiary intent to resign in writing under clause (d) and the Company or Subsidiary decides to accept the resignation at an earlier date, or to accelerate the Participant’s Termination Date, the Participant will not be entitled to severance payments and benefits under the Plan as a result of such acceptance or acceleration of the Participant’s resignation of employment.
4.Qualifying Non-CIC Termination Severance Payments and Benefits
Upon a Participant’s Qualifying Non-CIC Termination, subject to Section 6 below, the
Participant will be entitled to receive the following severance payments and benefits (the
“Non-CIC Severance Benefits”), as further described in Exhibit A hereto (the “Severance
Schedule”):

(a)a multiple of the Participant’s annual base salary as set forth in the Severance
Schedule that corresponds to the Participant’s Tier (the “Non-CIC Separation
Payment”);
(b)if the Participant is participating in the Company’s group health plans at the time of the Participant’s termination, an amount equal to the employer-paid portion of the
Participant’s and the Participant’s eligible dependents’ monthly group health plan premiums at the time of the Participant’s termination for the duration set forth in the
Severance Schedule that corresponds to the Participant’s Tier, payable in a lump sum within 10 days following the date that the Release (as defined below) becomes irrevocable (the “Benefits Payment”);
(c)to the extent that the Participant’s termination date is after March 31 of any year,  an annual bonus (if any) in respect of such fiscal year in which the Participant’s termination occurs, which bonus will be based on actual performance, prorated based on the number of days that the Participant was employed during such fiscal year and payable when such annual bonus would have normally been paid (the “Pro Rata
Bonus”); provided that for clarity, the Pro Rata Bonus shall not be duplicative of any payment of an annual bonus for such fiscal year pursuant to any annual incentive plan or other short term incentive plan;
(d)any earned but unpaid annual bonus in respect of the fiscal year ending prior to the year of the Participant’s termination, payable when the annual bonus would have normally been paid or, if later, within 10 days following the date that the Release (as defined below) becomes irrevocable (the “Prior Year Bonus”); and
(e)outplacement services in the amount set forth in the Severance Schedule that corresponds to the Participant’s Tier, which shall be provided to the Participant through an outplacement service provider selected by the Company or a Subsidiary
(the “Outplacement Benefits”).
The Non-CIC Separation Payment shall be paid in substantially equal installments on the
Company’s normal payroll dates during the salary continuation period set forth in the
Severance Schedule that corresponds to the Participant’s Tier. The benefits described in this
Section 4 shall not commence until the date following the date that the Release becomes irrevocable; provided, however, that if any portion of the Non-CIC Severance Benefits may be paid or commence in a different calendar year depending on when the Release is executed, then payment of the Non-CIC Severance Benefits will be delayed and paid or provided in the later calendar year.
Notwithstanding the foregoing provisions of this Section 4 and the following Section 5, to the extent that a Qualifying Termination occurs prior to a Change in Control, and the Participant is entitled to receive the Non-CIC Severance Benefits pursuant to Section 4, and a Change in
Control occurs within six months after that Qualifying Termination such that it is deemed a
Qualifying CIC Termination, the Participant shall become entitled to receive the CIC
Severance Benefits (without duplication of any of the Non-CIC Severance Benefits), and the

excess of the CIC Severance Benefits that would have been paid prior to the Change in
Control over the Non-CIC Severance Benefits paid prior to the Change in Control shall be paid as soon as administratively possible following the Change in Control.
5.Qualifying CIC Termination Severance Payments and Benefits
Upon a Participant’s Qualifying CIC Termination, subject to Section 6 below, the Participant will be entitled to receive the following severance payments and benefits (the “CIC
Severance Benefits”), as further described in the Severance Schedule:
(a)a multiple (as set forth in the Severance Schedule that corresponds to the Participant’s
Tier) of the Participant’s (i) then-current annual base salary and (ii) target bonus for the year in which the Termination Date occurs (disregarding any reductions of either annual base salary or target bonus which constituted Good Reason), payable in a lump sum (the “CIC Separation Payment”);
(b)the Benefits Payment;
(c)the Pro Rata Bonus;
(d)the Prior Year Bonus; and
(e)the Outplacement Benefits.
The benefits described in this Section 5 shall not commence until the date following the date that the Release becomes irrevocable; provided, however, that if any portion of the CIC
Severance Benefits may be paid in a different calendar year depending on when the Release is executed, then payment of the CIC Severance Benefits will be delayed and paid or provided in the later calendar year.
Treatment of any equity awards held by the Participant in connection with a Qualifying CIC
Termination shall be governed by the documentation governing such equity awards.
6.Requirement of Release and Compliance with Covenants
In order to be eligible to receive any Severance Benefits in connection with a Qualifying
Termination or a Qualifying CIC Termination, a Participant must: (a) sign and deliver to the
Company, within the time set by the Company, an effective general release and waiver of claims (a “Release”) in a form provided by the Participant’s employer, without alterations
(and not revoke the release and waiver following delivery of the release and waiver to the
Company, if revocation is permitted by applicable law); and (b) comply, and continue to comply, with the terms of the Release and, as applicable, of any non-competition, non-
solicitation, non-disparagement, confidentiality, or other restrictive covenant obligation owed to the Company (including any such obligation set forth in any equity award agreement), for the applicable duration of each such covenant.  For the avoidance of doubt, in the event of a
Participant’s breach of the terms of any restrictive covenant obligation to any member of the
Company Group, including under the Participant’s employment agreement, offer letter or other agreement with any member of the Company Group, the Participant shall not be entitled to any further payments or benefits under this Plan.
For the avoidance of doubt, any Severance Benefits are subject to the Company’s clawback policies.
7.Transition Periods; Notice Periods.
The Plan shall not be construed to preclude or otherwise avoid any required notice period or garden leave or post-termination retirement or health plan coverage or other minimum benefits required to be provided by applicable law, and a Participant shall continue to receive all salary and benefits that are required to be provided during any required statutory notice period or garden leave.  In the event that the applicable law of any jurisdiction, or the terms of any contract with a Participant, require a notice period or garden leave, or if the Company and the Participant otherwise agree to a transition period during which the Participant remains an active employee of the Company, then the Company or any Subsidiary may, in its discretion and to the extent permitted by applicable law, reduce the Severance Benefits specified in
Section 4 or Section 5, as applicable, by the amount of compensation (whether salary, bonus, other incentive or other compensation) or other benefits that is paid to the Participant during the applicable required notice period or transition period.  Any reduction in Severance
Benefits in accordance with this Section 7 shall not be deemed a violation of the terms of this
Plan.  In the event that applicable law requires a notice period, then unless otherwise determined by the Company, for purposes of Section 4(a) or Section 5(a), as applicable, the
Termination Date shall be deemed to occur in the year in which the notice period commences.
8.Calculation of Severance Benefits; Tax Withholding
Calculation of a Participant’s Severance Benefits shall, except as otherwise provided herein, be determined based on the Participant’s salary and other compensation in effect as of the
Participant’s Termination Date.  The Company shall have the discretion, from time to time and on a case-by-case basis, to provide such additional severance payments or benefits, whether under this Plan or any other plan or arrangement, as it deems necessary or appropriate.  In no event shall the provision of any such benefit for one Participant create a precedent or require that any other Participant be provided such benefit, either under this Plan or any other plan or arrangement.
All Severance Benefits provided shall be subject to withholding of applicable federal, state and/or local taxes as required by applicable law.
9.Section 409A
The Company intends that all Severance Benefits shall, to the maximum extent possible, satisfy the requirements for a short-term deferral or an involuntary separation plan payment so as not to be treated as deferrals of compensation.  Notwithstanding the foregoing, to the extent any payments or benefits under the Plan are subject to Section 409A of the Internal Revenue
Code of 1986 (“Section 409A”), the Plan shall be interpreted and administered to the maximum extent possible to comply with Section 409A.  For purposes of any payments or benefits under the Plan subject to Section 409A:
(a)The Participant shall not be considered to have terminated employment with the
Company or a Subsidiary unless such termination constitutes a “separation from service” within the meaning of Section 409A.
(b)Each separate payment to be made or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A.
(c)Any payments subject to execution of an effective release shall commence within 60 days following the Participant’s separation from service; provided, however, if this 60-
day period begins in one calendar year and ends in a later calendar year, the payment will be made in the second calendar year on a date determined by the Company.
(d)If the Participant is a “specified employee” within the meaning of Section 409A at the time of the Participant’s separation from service, to the extent required under Section
409A to avoid accelerated taxation and tax penalties, any amounts payable during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the
Participant’s separation from service (or, if earlier, the Participant’s date of death).
The Company makes no representation that payments described in the Plan will be exempt from or comply with Section 409A.
10.Section 280G
In the event that any Severance Benefits or other compensation contingent upon a Change in
Control to be received by a Participant (“Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the
“Code”) and (ii) but for this Section 10, be subject to the excise tax imposed by Section 4999 of the Code (or any successor provisions, or any comparable federal, state, local or foreign excise tax) (“Excise Tax”), then, subject to the provisions of this Section 10, such Payments shall be either be (A) provided in full pursuant to the terms of this Plan or any other applicable agreement, or (B) reduced to the minimum extent which would result in no portion of such
Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, local or foreign income, employment and other taxes and the Excise Tax (including, without limitation, any interest or penalties on such taxes), results in the receipt by the Participant, on an after-tax basis, of the greatest amount of payments and benefits provided for hereunder or otherwise, notwithstanding that all or some portion of such
Payments may be subject to the Excise Tax.  Any determination required under this Section
10 shall be made by a nationally recognized accounting firm selected and retained by the
Company (“Independent Tax Firm”), whose determination shall be conclusive and binding upon the Participant and the Company for all purposes.  The Company shall bear all costs that
Independent Tax Firm may reasonably incur in connection with any calculations contemplated by this Section 10.  For purposes of making the calculations required under this

Section 10, the Independent Tax Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code; provided that Independent Tax Firm shall assume that the Participant pays all taxes at the highest marginal rate.
11.Accrued Amounts
Regardless of the reasons for the termination of any Participant’s employment, the Participant shall be entitled to receive (in addition to the Severance Benefits):  (i) any base salary earned but not paid through the Participant’s Termination Date, to be paid on the next regularly scheduled payroll date following such termination or at any earlier time required by applicable law, (ii) vested benefits under any retirement or health and welfare plan sponsored or maintained by the Company or any Subsidiary, determined in accordance with the terms and conditions of such plans and (iii) any vested equity awards under any equity plan or award agreement, determined in accordance with the terms and conditions of such plan or award agreement.
12.Plan Administration
The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Plan
Administrator.  Not in limitation, but in amplification of the powers and duties specified in this Plan, the Plan Administrator shall:
(a)Have all powers to administer the Plan, within its sole discretion.
(b)Have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan; to decide all questions relating to an individual’s eligibility for benefits and the amounts thereof; to make such adjustments which it deems necessary or desirable to correct any mathematical or accounting errors; and to determine the amount, form and timing of any distribution to be made hereunder.
(c)Correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as the Plan Administrator shall deem necessary to carry out the purposes of this Plan.
(d)Have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; have the discretion to make factual determinations as well as decisions and determinations relating to the amount and manner of allocations and distribution benefits; and in making such decisions, be entitled to, but need not rely upon, information supplied by a Participant or representative thereof.

(e)Have total and complete discretion to delegate all or a portion of its authority under the
Plan.
(f)Have total and complete discretion to adopt, publish, and enforce such rules as the
Plan Administrator shall deem necessary and proper for the efficient administration of the Plan.
All determinations by the Plan Administrator with respect to the Plan or any Participation
Agreement shall be final and binding on the Company and Participants. All determinations by the “Company” referred to in the Plan shall be made by the applicable entity in its capacity as the employer.  All determinations by Mobility Global Inc. referred to in the Plan shall be made by Mobility Global Inc. in its capacity as settlor of the Plan.
13.General Provisions
Except to the extent that federal law governs, this Plan will be construed, administered and enforced in accordance with the laws of the State of Delaware.  Participants may not assign or transfer the benefits provided under this Plan.
Any provision in the Plan that is prohibited or unenforceable by reason of applicable law in any jurisdiction shall be ineffective, but only in that jurisdiction and only to the extent of such prohibition or unenforceability, without invalidating or affecting the remaining provisions of this Plan.
Nothing in this Plan shall be construed as conferring any right upon a Participant to continued
employment with any member of the Company Group, or interfere with the right of the
Company or any Subsidiary to terminate, or change the terms of, a Participant’s employment at any time.
For the avoidance of doubt, no severance payment made under the Plan shall be considered as creditable “compensation” under any benefit plan maintained by the Company, unless specifically provided for under the applicable plan documents or required by applicable law.
If the Company is obligated by the Worker Adjustment and Retraining Notification Act, or
any applicable local law equivalent for Participants outside the United States, (“WARN”) to provide any Participant compensation or benefits upon a plant closing or mass layoff, then any benefits provided under this Plan will be reduced or offset by the amount of the compensation and benefits Participants receive under WARN.
14.Plan Information
Information required by ERISA

Plan Name Mobility Global Inc. Executive Severance Plan	Type of Welfare Plan Severance Pay
Employer Identification Number 39-4621962	Plan Year Ends December 31
Plan Number Plan 502 Plan Sponsor Mobility Global Inc. Agent for Service of Legal Process General Counsel Mobility Global Inc. 5860 Trinity Pkwy, Suite 600 Centreville, VA 20120 Tel (845) 205-0145	Plan Administrator Committee
15.Funding of the Plan
The Company will pay amounts owing under the Plan out of the general assets of the
Company.  This Plan is intended to be an unfunded “employee welfare benefit plan” as defined in Section 3(1) of ERISA and, accordingly, this Plan is governed by ERISA.
16.Changing or Terminating the Plan
The Company reserves the right to amend, modify, suspend or terminate the Plan, in whole or in part, at any time, by action of the Board, or its delegate; provided, however, (i) that no amendment of the Plan shall apply to any Participant who is then receiving Severance
Benefits if such amendment would be adverse to such Participant and (ii) that following a
Change in Control, no amendment of the Plan shall apply to any individual that was selected to be a Participant in the Plan prior to the Change in Control if such amendment would be adverse to such Participant.  A plan amendment, modification, suspension or termination may be made for any reason and at any time subject to the preceding sentence.
17.ERISA Rights
Participants in the Plan have certain rights and protections under ERISA.  ERISA provides that Participants are entitled to:
(a)Examine, without charge, at the Plan Administrator’s office and at other specified locations, all documents governing the Plan; and
(b)Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including a copy of the latest annual report (Form 5500) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure
Room of the Employee Benefits Security Administration (“EBSA”).  The Plan
Administrator may make a reasonable charge for the copies.
18.Prudent Actions by Plan Fiduciaries
In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.  The people who operate the Plan, called
“fiduciaries,” have a duty to administer the Plan prudently and solely in the interest of the
Participants and their beneficiaries.  No one, including a Participant’s employer, or any other person, may fire a Participant or otherwise discriminate against any Participant in any way to prevent a Participant from obtaining a benefit or exercising a Participant’s rights under
ERISA.
19.Filing a Claim
If a Participant disagrees with the determination or payment of such Participant’s Severance
Benefits, or if a Participant has any questions about receiving these Severance Benefits, such
Participant shall contact the Plan Administrator in writing within 60 days following becoming aware of any determination or the receipt of the payment, as applicable, that the Participant wishes to challenge.
20.Time Frame for Claim Determinations; Adverse Benefit Determinations
The Plan Administrator will notify the Participant of an adverse benefit determination (i.e., any denial, reduction, or termination of a benefit, or a failure to provide or make a payment)
within a reasonable period of time, but no later than 90 days after receiving such Participant’s written claim.  This 90-day period may be extended for up to an additional 90 days if the Plan
Administrator (i) determines that special circumstances require an extension of time for processing the claim, and (ii) notifies the Participant, before the initial 90-day period expires, of the special circumstances requiring the extension of time and the date by which the Plan expects to render a determination.
In the event an extension is necessary due to a Participant’s failure to submit necessary information, the Plan’s time frame for making a benefit determination on review is stopped from the date the Plan Administrator sends the Participant the extension notification until the date the Participant responds to the request for additional information.
The Plan Administrator’s notice of an adverse benefit determination will set forth:
(a)The specific reason(s) for the adverse benefit determination;
(b)Reference to the specific Plan provisions on which the benefit determination is based;

(c)A description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why that material or information is necessary;
and
(d)A description of the Plan’s appeal procedures and time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under
ERISA after an adverse determination on appeal to the Plan Administrator.
21.Procedures for Appealing an Adverse Benefit Determination
A Participant, or a Participant’s authorized representative, has 60 days following the receipt of a notification of an adverse benefit determination under Section 20 within which to appeal the determination.  A Participant has the right to:
(a)Submit written comments, documents, records and other information relating to the claim for benefits;
(b)Request reasonable access to, and copies of all documents, records and other information relevant to the Participant’s claim for benefits.  Note that a reasonable charge will be made for copies of the Plan document.  For this purpose, a document, record, or other information is treated as “relevant” to a claim if it:
(i)was relied upon in making the benefit determination;
(ii)was submitted, considered, or generated in the course of making the benefit determination, regardless of whether such document, record or other information was relied upon in making the benefit determination; or
(iii)demonstrates compliance with the administrative processes and safeguards required in making the benefit determination; and
(c)A review that takes into account all comments, documents, records, and other information submitted by the Participant relating to the claim, regardless of whether such information was submitted or considered in the initial benefit determination.
The Plan Administrator will notify the Participant of the Plan’s benefit determination on appeal within a reasonable period of time, but not later than 60 days after receipt of the
Participant’s written appeal.  This 60-day period may be extended for up to an additional 60 days if the Plan Administrator (i) determines that special circumstances require an extension of time for processing the appeal of the claim, and (ii) notifies the Participant, before the initial 60-day period expires, of the special circumstances requiring the extension of time and the date by which the Plan expects to render a determination on review.
In the event that an extension is necessary due to the Participant’s failure to submit necessary information, the Plan’s time frame for making a benefit determination on appeal is stopped from the date the Plan Administrator sends the Participant the extension notification until the date such Participant responds to the request for additional information.

The Plan Administrator’s notice of an adverse benefit determination on appeal will contain all of the following information:
(a)the specific reason(s) for the adverse benefit determination;
(b)reference to the specific Plan provisions on which the benefit determination is based;
(c)a statement that the Participant is entitled to receive, upon request, reasonable access to, and copies of, all documents, records, and other information relevant to the
Participant’s claim.  Note that a reasonable charge may be imposed for copies of the
Plan document; and
(d)a statement describing the Participant’s right to obtain the information about such procedures, and a statement of the Participant’s right to bring an action under ERISA.
The Participant must exhaust this Plan’s administrative claims and appeals procedure before bringing a suit in either state or federal court.  Similarly, failure to follow the Plan’s prescribed procedures in a timely manner will also cause the Participant to lose the
Participant’s right to sue regarding an adverse benefit determination.
22.Assistance with Questions
If a Participant has any questions about the Plan, the Participant should contact the Plan
Administrator.  If a Participant has any questions about this statement or about the
Participant’s rights under ERISA, or if the Participant needs assistance in obtaining documents from the Plan Administrator, the Participant should contact:  Employee Benefits
Security Administration U.S. Department of Labor, 200 Constitution Avenue, NW,
Washington, DC 20210.  A Participant may also obtain certain publications about the
Participant’s rights and responsibilities under ERISA by contacting EBSA.
*    *    *    *    *

Exhibit A
Severance Schedule
Non-CIC Severance Benefits

Participation Tier	Non-CIC Separation Payment	Benefits Payment	Outplacement Benefits[1]	Annual Incentive	Long-Term Incentive
Tier I (CEO)	2x annual base salary, payable over a 24- month period	18-month benefits subsidy	$50,000	* Pro Rata Bonus; and, * Prior Year Bonus	Treatment governed by the terms and conditions of the applicable LTI award
Tier II (ELT excluding CEO)	1.5x annual base salary, payable over an 18-month period		$25,000
Tier III (Grade 16+ excluding ELT and CEO)	1x annual base salary, payable over a 12- month period	12-month benefits subsidy	$25,000
CIC Severance Benefits

Participation Tier	CIC Separation Payment	Benefits Payment	Outplacement Benefits[1]	Annual Incentive	Long-Term Incentive
Tier I (CEO)	2x annual base salary and target bonus paid as lump sum	18-month benefits subsidy	$50,000	* Pro Rata Bonus; and, * Prior Year Bonus	Treatment governed by the terms and conditions of the applicable LTI award
Tier II (ELT excluding CEO)	1.5x annual base salary and target bonus paid as lump sum		$25,000
Tier III (Grade 16+ excluding ELT and CEO)	1x annual base salary and target bonus paid as lump sum	12-month benefits subsidy	$25,000
1 No Cash in Lieu of Outplacement

Exhibit B
Mobility Global Inc. Executive Severance Plan
Participation Agreement
You have been selected as eligible to participate in the Mobility Global Inc. (the
“Company”) Executive Severance Plan (the “Plan”).  Capitalized terms not defined herein shall be as defined in the Plan.
You will only be eligible to participate in the Plan if you sign and return this
Participation Agreement to the Company.  By agreeing to become a participant in the Plan, you hereby acknowledge and agree that you will not be eligible to participate in any other severance plan or program sponsored or maintained by the Company or any of its affiliates.
You agree that upon becoming a participant in the Plan, the severance provisions in any employment agreement or offer letter or other severance agreement between you and the
Company will be void and of no further force or effect and that you will, instead, be eligible for severance benefits provided under the Plan.
In the event of any conflict between this Participation Agreement and the Plan, the
Plan shall control.
By signing this Participation Agreement, you acknowledge and agree that you have received and read a copy of the Plan and that you understand and agree to be bound by its terms.  Thank you for your continued dedication to the Company.
Sincerely,
_____________________________
[●]
Acknowledged and agreed:
Signed: _________________________________
Print Name:  _____________________________
Date: ___________________________________